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                                                                    EXHIBIT 10b1
                             Fortune Brands, Inc.
                                                                 Anne C. Linsdau
                                                                  Vice President
                                                                 Human Resources
March 16, 2000

Mr. Norman H. Wesley
[Address]


Dear Mr. Wesley:

         Reference is made to the agreement dated January 1, 1999 between Fortune Brands, Inc. (the "Company") and you covering the Company's obligation to make certain payments and provide certain benefits in the event of a termination of your employment following a change in control of the Company (the "Agreement"). In order to more precisely define the circumstances under which a change in control of the Company would occur and to change the reference of your Severance Agreement to your Severance and Retirement Agreement, it is hereby agreed that the Agreement is amended as follows:

     1. The second paragraph of the Agreement is amended in its entirety as follows:

     The Company must, of course, remain free to effect changes in management and terminate employment. However, in order to induce you to remain in the employ of the Company, this letter agreement sets forth the severance benefits which the Company agrees will be provided to you in the event your employment with the Company is terminated subsequent to a Change in Control (as defined below) under the circumstances described below. You shall also be entitled to any Gross-Up Payment provided by the last section hereof with respect to the exercise of stock options, performance awards, limited rights and other awards under the Company's Long-Term Incentive Plan and any successor plans whether or not your employment is terminated. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on February 28, 2000) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on February 28, 2000) of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities") of the Company, excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or entity controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below, (ii) more than 50% of the members of the Board of Directors of the Company shall not be Continuing Directors (which term, as used herein, means the directors of the Company (A) who were members of the Board of Directors of the
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     Company on February 28, 2000 or (B) who subsequently became directors of the Company and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by the Company's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors but shall not include, in any event, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors), (iii) the Company shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of the Company shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof, (A) the stockholders of the Company immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) ("Newco") immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction, (B) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder (as in effect on February 28, 2000)), directly or indirectly, 20% or more of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of the Company existed prior to such corporate transaction and
     (C) more than 50% of the members of the Board of Directors of Newco shall be Continuing Directors or (iv) the stockholders of the Company approve a complete liquidation or dissolution of the Company.

2. Section 2(i) of the Agreement is amended by changing the second sentence thereof as follows:

     Any benefits to which you are entitled under Section 2 shall be reduced by the amount of any payments made to you pursuant to the Severance and Retirement Agreement dated as of January 1, 2000 between you and the Company.

     Except as amended hereby, all provisions of the Agreement remain in full force and effect.

Sincerely,

FORTUNE BRANDS, INC.

By    /s/  Anne C. Linsdau
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  Anne C. Linsdau
  Vice President-Human Resources

Accepted this 16th day of March, 2000.

   /s/ Norman H. Wesley
 ----------------------
  Norman H. Wesley

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